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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                       -----------------------------

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE
                       -----------------------------

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2)
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              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
            (Exact name of trustee as specified in its charter)

A U.S. National Banking Association                          41-1592157
(Jurisdiction of incorporation or                            (I.R.S. Employer
organization if not a U.S. national                          Identification No.)
bank)

Sixth Street and Marquette Avenue
Minneapolis, Minnesota                                       55479
(Address of principal executive offices)                     (Zip code)

                     Stanley S. Stroup, General Counsel
              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                     Sixth Street and Marquette Avenue
                        Minneapolis, Minnesota 55479
                               (612) 667-1234
                            (Agent for Service)

                       -----------------------------

                     REORGANIZED COMDISCO, INC.(1) AND
                            NEW LEASING, INC.(1)
            (Exact name of obligor as specified in its charter)

Delaware(1)                                                  Not Available(1)
Delaware(1)                                                  Not Available(1)
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


6111 North River Road
Rosemont, Illinois                                            60018
(Address of principal executive offices)                      (Zip code)

                       -----------------------------
                  11% Subordinated Secured Notes Due 2005
                    (Title of the indenture securities)
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



                            (1)EXPLANATORY NOTE


         On July 16, 2001, Comdisco, Inc., a Delaware corporation ("Existing Comdisco"), and fifty of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Code, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Northern District of Illinois (Existing Comdisco and its domestic subsidiaries, in such capacity, the "Debtors," and the Bankruptcy Court, the "Court"). Since such time, the Debtors have continued to operate their businesses and manage their properties as debtors in possession.

         Under the terms and subject to the conditions set forth in the Disclosure Statement (the "Disclosure Statement") and an accompanying Joint Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code (as amended or supplemented from time to time, the "Plan"), Existing Comdisco intends for certain newly formed entities - currently identified as Reorganized Comdisco, Inc. ("Reorganized Comdisco") and New Leasing Co., Inc. ("NLC" and, together with Reorganized Comdisco, the "Obligors") - to offer the Variable Rate Senior Secured Notes due 2004 (the "Notes") in an aggregate principal amount equal to $400,000,000. The Notes are to be issued under the terms and subject to the conditions set forth in the Plan, which contemplates certain reorganization transactions, including the formation of, or other reorganization transaction involving, Reorganized Comdisco and NLC. As a result, the legal entities that ultimately will be the co-issuers of the Notes are not yet formed or are not yet known.

         The Plan and the implementation thereof is subject to amendment and modification by the Debtors and approval by the Court and the various holders of claims against and interests in the Debtors. Accordingly, certain information regarding the Obligors contained in this statement on Form T-1 is subject to completion, amendment or modification. The Obligors, or Existing Comdisco on behalf of the Obligors, will provide such completed, amended or modified information by amendment to this statement.

         The information contained in this Explanatory Note was provided to Wells Fargo Bank Minnesota, National Association by Existing Comdisco.

Item 1. General Information. Furnish the following information as to the trustee:

                  (a)      Name and address of each examining or
                           supervising authority to which it is subject.

                           Comptroller of the Currency
                           Treasury Department
                           Washington, D.C.

                           Federal Deposit Insurance Corporation
                           Washington, D.C.

                           The Board of Governors of the Federal Reserve System Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee. Not applicable.

Item 16.  List of Exhibits.  List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo
                             Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

         Exhibit 1.      a.  A copy of the Articles of Association of the
                             trustee now in effect.**

         Exhibit 2.      a.  A copy of the certificate of authority of the
                             trustee to commence business issued June 28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of
                             Minneapolis.*

                         b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                         c.  A copy of the certificate of the Acting
                             Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

                         d. A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                         e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

                         f. A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest Bank Minnesota, National Association with various other banks under the title of "Wells Fargo Bank Minnesota, National Association."***

        Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

         Exhibit 4.      Copy of By-laws of the trustee as now in effect.**

         Exhibit 5.      Not applicable.

         Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

         Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         Exhibit 8.      Not applicable.

         Exhibit 9.      Not applicable.

         * Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.

         ** Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 99.T3G to the Form T-3 dated July 13, 2000 of GB Property Funding Corp. file number 022-22473.

         *** Incorporated by reference to exhibit number 2f to the trustee's Form T-1 filed as exhibit 25.1 to the Current Report Form 8-K dated September 8, 2000 of NRG Energy Inc. file number 001-15891.

                                 SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 16th day of July, 2002.






                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            /s/  Jane Schweiger
                                            ------------------------------------
                                            Jane Y. Schweiger
                                            Assistant Vice President

                                                EXHIBIT 6




July 16, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                                            Very truly yours,

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            /s/  Jane Schweiger
                                            ------------------------------------
                                            Jane Y. Schweiger
                                            Assistant Vice President

Wells Fargo Bank Minnesota, N.A.                                  FFIEC 031
----------------------------------------                          RC-1
Legal Title of Bank
Minneapolis                                                       ---------
---------------------------------------                               11
City                                                              ---------
MN                         55479
--------------------------------------
State                    Zip Code


FDIC Certificate Number - 05208

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                  Dollar Amounts in Thousands   CFD   Bil   Mil   Thou
ASSETS
1.    Cash and balances due from depository institutions
      (from Schedule RC-A):
      a.  Noninterest-bearing balances and currency and coin (1)                                0081              1,467,743  1.a
      b.  Interest-bearing balances (2)                                                         0071                 60,337  1.b
2.    Securities:
      a.  Held-to-maturity securities (from Schedule RC-B, column A)                            1754                      0  2.a
      b.  Available-for-sale securities (from Schedule RC-B, column D)                          1773              1,733,290  2.b
3.    Federal funds sold and securities purchased under agreements to resell:                   RCON
      a.  Federal funds sold in domestic offices                                                B987             13,784,954  3.a
                                                                                                RCFD
      b.  Securities purchased under agreements to resell (3)                                   B989                365,710  3.b
4.    Loans and leases financing receivables (from Schedule RC-C):
      a.  Loans and leases held for sale                                                        5369             13,923,626  4.a
      b.  Loans and leases, net of unearned income                    B528      20,607,914                                   4.b
                                                                     ---------------------
      c.  LESS:  Allowance for loan and lease losses                  3123         267,930                                   4.c
                                                                      --------------------
      d.  Loans and leases, net of unearned income and allowance
          (item 4.b minus 4.c)                                                                  B529             20,339,984  4.d
5.    Trading assets (from Schedule RC-D)                                                       3545                 35,760  5
6.    Premises and fixed assets (including capitalized leases)                                  2145                152,586  6
7.    Other real estate owned (from Schedule RC-M)                                              2150                  7,027  7
8.    Investments in unconsolidated subsidiaries and
      associated companies (from Schedule RC-M)                                                 2130                      0  8
9.    Customers' liability to this bank on acceptances outstanding                              2155                 10,081  9
10.   Intangible assets:
      a.  Goodwill                                                                              3163                136,381  10.a
      b.  Other intangible assets (from Schedule RC-M)                                          0426                  2,725  10.b
11.   Other assets (from Schedule RC-F)                                                         2160              1,147,601  11
12.   Total assets (sum of items 1 through 11)                                                  2170             53,167,805  12

-----------------
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.
(3)   Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Wells Fargo Bank Minnesota, N.A.                                  FFIEC 031
----------------------------------------                          RC-1
Legal Title of Bank                                            ---------
                                                                  12
                                                               ---------

FDIC Certificate Number - 05208


Schedule RC--Continued
                                                                  Dollar Amounts in Thousands         Bil   Mil   Thou

LIABILITIES
13.   Deposits:
      a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E,             RCON
          part I)                                                                               2200            23,310,487  13.a
          (1)   Noninterest-bearing (1)                             6631        12,702,289                                  13.a.1
          (2)   Interest-bearing                                    6636        10,608,198                                  13.a.2
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs                         RCFN
          from Schedule RC-E, part II)                                                          2200            11,779,866  13.b
          (1)   Noninterest-bearing                                 6631             5,884                                  13.b.1
          (2)   Interest-bearing                                    6636        11,773,982                                  13.b.2
14.   Federal funds purchased and securities sold under agreements to repurchase:               RCON
      a.  Federal funds purchased in domestic offices (2)                                       B993             2,016,420  14.a
                                                                                                RCFD
      b.  Securities sold under agreemetns to repurchase (3)                                    B995             5,510,749  14.b
15.   Trading liabilities (from Schedule RC-D)                                                  3548                30,497  15
16.   Other borrowed money (includes mortgage indebtedness and obligations                                                   4.c
      under capitalized leases) (from Schedule RC-M)                                            3190             6,402,347  16
17.   Not applicable                                                                                                         5
18.   Bank's liability on acceptances executed and outstanding                                  2920                10,081  18
19.   Subordinated notes and debentures (4)                                                     3200                     0  19
20.   Other liabilities (from Schedule RC-G)                                                    2930               830,929  20
21.   Total liabilities (sum of items 13 through 20)                                            2948            49,891,376  21
22.   Minority interest in consolidated subsidiaries                                            3000                     0  22
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus                                             3838                     0  23
24.   Common stock                                                                              3230               100,000  24
25.   Surplus (exclude all surplus related to preferred stock)                                  3839             1,712,625  25
26.   a.  Retained earnings                                                                     3632             1,438,225  26.a
      b.  Accumulated other comprehensive income (5)                                            B530                25,579  26.b
27.   Other equity capital components (6)                                                       A130                     0  27
28.   Total equity capital (sum of items 23 through 27)                                         3210             3,276,429  28
29.   Total liabilities, minority interest, and equity capital
      (sum of items 21, 22, and 28)                                                             3300            53,167,805  29


Memorandum
      To be reported only with the March Report of Condition.
1.    Indicate in the box at the right the number of the statement below that
      best describes the most comprehensive level of auditing work performed                    CFD               Number
      for the bank by independent external auditors as of any date during 2001                  6724                     2  M.1

1 =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =   Independent audit of the bank's parent holding company
      conducted in accordance with generally accepted auditing
      standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =   Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 =   Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 =   Director's examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =   Review of the bank's financial statements by external auditors
7 =   Compilation of the bank's financial statements by external auditors
8 =   Other audit procedures (excluding tax preparation work)
9 =   No external audit work

--------------------
(1)   Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Report overnight Federal Home Loan Bank advances in Schedule RC, item
      16, "other borrowed money."
(3)   Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)   Includes limited-life preferred stock and related surplus.
(5)   Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)   Includes treasury stock and unearned Employee Stock Ownership Plan shares.
